Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-271352, No. 333-268249, No. 333-261177 and No. 333-259088) of VTEX of our report dated February 25, 2025, relating to the financial statements, which appears in this Form 20-F.

/s/PricewaterhouseCoopers Auditores Independentes Ltda.

Rio de Janeiro, Brazil

February 25, 2025